Exhibit 3.2

AS APPROVED BY THE BOARD OF DIRECTORS ON JANUARY 15, 2013

AMENDED AND RESTATED BY-LAWS
of
ENTERPRISE BANCORP, INC.
ARTICLE I
OFFICES
The main office of the Corporation shall be located in Lowell, Massachusetts and may be changed from time to time by the Board of Directors of the Corporation. The Corporation may also establish other offices at such places, both within and outside the Commonwealth of Massachusetts, as the Board of Directors of the Corporation may from time to time determine or the business of the Corporation may require subject to applicable law.
ARTICLE II
SHAREHOLDERS
SECTION l. Annual Meeting. The annual meeting of shareholders shall be held on the first Tuesday in May at 4:00 p.m. at the main office of the Corporation in Massachusetts, unless a different hour, date or place within Massachusetts (or elsewhere in the United States) is fixed by the Board of Directors. The annual meeting shall be held to elect directors whose terms expire at that meeting and to transact such other business as may be properly brought before the meeting in accordance with these By-Laws.
SECTION 2. Special Meetings. Special meetings of the shareholders for any purpose or purposes shall be called as provided for in the Articles of Organization. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.
SECTION 3. Notice of Meetings; Adjournments. A written notice of all annual and special meetings of shareholders, stating the hour, date, place, the record date for determining the shareholders entitled to vote at such meetings and the purpose or purposes for which the meeting is called, shall be given not less than seven (7) days nor more than sixty (60) days before the meeting to each shareholder entitled to vote or to each shareholder who, under the Articles of Organization or under these By-Laws, is entitled to such notice either personally, by electronic transmission, or by mail. If mailed, such notice shall be addressed to such shareholder at the address of such shareholder as it appears on the stock transfer books of the Corporation. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided under applicable law. Such notice shall be given by the Secretary or an Assistant Secretary, by any other officer or by a person designated either by the Secretary, an Assistant Secretary, by the person or persons calling the meeting, or by the Board of Directors. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid. When any shareholders meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for less than thirty days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned. A written waiver of notice, executed before or after a meeting by a shareholder or by an authorized attorney of a shareholder and filed with the records of the meeting, shall be deemed equivalent to notice of the meeting. A shareholder's attendance at a meeting: (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of the meeting, unless the shareholder objects to considering the matter when it is presented. The Chairman of the Board or, in his absence, the Chief Executive Officer or, in his absence, the Vice Chairman or, in his absence, the President or, in his absence, such other officer or Director of the Corporation as may be appointed temporary chair by the majority of the Directors then in attendance, shall preside at all shareholder meetings and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Section 4 of this Article II.
SECTION 4. Quorum and Adjournment. Except as otherwise provided by law or by the Articles of Organization, the holders of a majority of the outstanding common stock of the Corporation entitled to vote generally in the election of Directors, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders; except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The Chairman of the meeting may adjourn the meeting from time to time, whether or not there is such a quorum, and the meeting may be held as adjourned without further notice, except as provided in Section 3 of this Article II. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
SECTION 5. Voting and Proxies. Shareholders, unless otherwise provided by law, shall have such voting rights as are provided in the Articles of Organization. Shareholders may vote either in person or by proxy executed in writing (or in such manner prescribed by the laws of the Commonwealth of Massachusetts) by the shareholder, or his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its valuation, unless otherwise provided therein. Each proxy shall be revocable unless expressly provided therein to be irrevocable. Each proxy shall be revocable unless (i) the proxy form conspicuously states that the proxy is irrevocable, and (ii) the proxy is coupled with an interest, as defined under applicable Massachusetts law. Shares standing in the name of another entity may be voted by such officer, agent or proxy as the By-Laws of such entity may prescribe or, in the absence of such provision, as the board of directors of such entity may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him, without a transfer of such shares into his name as trustee. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without being transferred into his name, if such authority is contained in an appropriate order of the court that appointed the receiver. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Proxies shall be filed with the secretary of the meeting, or of any adjournment thereof, before being voted. Proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

SECTION 6. Action at Meeting. When a quorum is present, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at the meeting of the shareholders, except to the extent that the voting rights of the shares of any class or series is limited or denied by the Articles of Organization. Directors are elected by the affirmative vote of a majority of the votes cast, unless the Articles of Organization, these By-Laws or the Massachusetts Business Corporation Act require a greater number of affirmative votes. In the event that the number of Director nominees exceeds the number of Directors to be elected, the Directors (not exceeding the authorized number of directors as fixed by the Board of Directors in accordance with the Articles of Organization or these By-Laws) shall be elected by a plurality of the voting power of the shares entitled to vote who are present, in person or by proxy, at any such meeting and entitled to vote on the election of Directors. For purposes of this Section 6, a majority of the votes cast means that the number of shares voted “for” a proposal, including the election of directors, must exceed the number of shares voted “against,” or “withheld” for, that proposal, and an abstention shall not constitute a vote cast. If a quorum exists, action on any matter, other than the election of Directors, by a voting group is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Organization, these By-Laws or applicable statutes require a greater number of affirmative votes. No ballot shall be required for elections; provided, however, that any shareholder personally present at a meeting may request a ballot to register the vote of such shareholder.
SECTION 7.    Voting List. The officer or agent of the Corporation having charge of the share transfer books of the Corporation shall make, beginning two (2) business days after notice is given of such meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours of the Corporation. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders.
Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.
SECTION 8.    Procedure.
(a)    The Chairman of the Board, or such other officer of the Corporation designated by the Board of Directors, as contemplated by Section 3 of this Article II, will call meetings of the shareholders to order and will act as presiding officer at the meetings. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of the shareholders will also determine the order of business and have the authority in his sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxies) who may attend such shareholders' meeting, by ascertaining whether any shareholder or his proxy may be excluded from any meeting of the shareholders based upon any determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the shareholders.
(b)    At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. Subject to the Articles of Organization, to be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 3 of this Article II, (ii)

otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board of Directors, or (iii) otherwise properly requested to be brought before the meeting by a shareholder in accordance with Section 8(c) and (d) hereof.
(c)    A shareholder who wishes to submit business, other than nominations of directors, for consideration at an annual or special meeting must comply with this Section 8(c). A shareholder who wishes to include business in a proxy statement prepared by the Corporation must also comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as it may be amended from time to time.
For business, other than nominations of directors, to be properly requested by a shareholder for consideration at an annual or special meeting, the shareholder must (i) be a shareholder of record of the Corporation at the time of the giving of the notice for such meeting provided for in these By-laws, (ii) be entitled to vote at such meeting, and (iii) have given timely notice in writing to the Secretary, and such business must be a proper matter for shareholder action. To be timely in connection with an annual meeting, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 nor more than 120 calendar days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 calendar days prior to such anniversary date or delayed more than 60 calendar days after such anniversary date then to be timely such notice must be received by the Corporation no later than the later of 70 calendar days prior to the date of the annual meeting or the close of business on the 7th calendar day following the earlier of the date on which notice of the annual meeting is first mailed by or on behalf of the Corporation or the day on which public announcement is first made of the date of the annual meeting. To be timely in connection with a special meeting, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 40 calendar days nor more than 60 calendar days prior to the date of such meeting; provided, however, that in the event that less than 50 calendar days' notice or prior public announcement of the date of the special meeting is given or made to the shareholders, the shareholder's notice to be timely must be so received not later than the close of business on the 7th calendar day following the earlier of the date on which notice of the date of the special meeting was first mailed by or on behalf of the Corporation or the day on which public announcement is first made of the date of the special meeting. In no event shall any adjournment or postponement of an annual or special meeting or the announcement thereof commence a new time period for the giving of the notice required by this Section 8(c).
A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual or special meeting: (i) a description in reasonable detail of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and any Shareholder Associated Person (defined below) covered by clauses (iii) and (iv) below; (iii) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder proposing such business and by any Shareholder Associated Person with respect to the Corporation's securities, and any derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions, securities or interests held by such shareholder and Shareholder Associated Person with respect to the Corporation's securities; (iv) any material interest of the shareholder proposing such business or any Shareholder Associated Person in such business; and (v) any agreements the shareholder proposing such business or any Shareholder Associated Person has with other persons or entities in connection with such business.
“Shareholder Associated Person” of any shareholder means (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the

Corporation owned of record or beneficially by such shareholder and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.
Notwithstanding the foregoing provisions of this Section 8(c), a shareholder must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 8(c). For purposes of this Section 8(c), “public announcement” means disclosure in a press release reported by a national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or furnished to shareholders. Nothing in this Section 8(c) will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(d)    A shareholder who wishes to nominate a director or directors for election at an annual meeting must comply with this Section 8(d). A shareholder who wishes to include business in a proxy statement prepared by the Corporation must also comply with Rule 14a-8 under the Exchange Act.
For nominations of directors to be properly requested by a shareholder for consideration at an annual or special meeting, the shareholder must (i) be a shareholder of record of the Corporation at the time of the giving of the notice for such meeting provided for in these By-Laws, (ii) be entitled to vote at such meeting, and (iii) have given timely notice in writing to the Secretary. To be timely in connection with an annual meeting, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 nor more than 150 calendar days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 calendar days prior to such anniversary date or delayed more than 60 calendar days after such anniversary date then to be timely such notice must be received by the Corporation no later than the later of 70 calendar days prior to the date of the annual meeting or the close of business on the 7th calendar day following the earlier of the date on which notice of the annual meeting is first mailed by or on behalf of the Corporation or the day on which public announcement is first made of the date of the annual meeting. To be timely in connection with a special meeting, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 40 calendar days nor more than 60 calendar days prior to the date of such meeting; provided, however, that in the event that less than 50 calendar days' notice or prior public announcement of the date of the special meeting is given or made to the shareholders, the shareholder's notice to be timely must be so received not later than the close of business on the 7th calendar day following the earlier of the date on which notice of the date of the special meeting was first mailed by or on behalf of the Corporation or the day on which public announcement is first made of the date of the special meeting. In no event shall any adjournment or postponement of an annual or special meeting or the announcement thereof commence a new time period for the giving of the notice required by this Section 8(d).
A shareholder's notice to the secretary must set forth: (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected; (B) as to the shareholder giving the notice the name and address, as they appear on the Corporation's books, of such shareholder and any Shareholder Associated Person covered by clause (C) below; (C) as to the shareholder giving the notice the class and number of shares of the Corporation that are owned beneficially and of record by such shareholder and by any Shareholder Associated Person with respect to the Corporation's securities, and any derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions, securities or interests held by such shareholder and Shareholder Associated Person with respect to the Corporation's securities; (D) a description of any material relationships, including financial transactions and compensation, between the shareholder giving the notice and any Shareholder Associated Person, on the one hand, and the proposed nominee or nominees, on the other; (E) a completed independence questionnaire regarding the proposed nominee or nominees, which may be obtained from the Secretary of the Corporation; (F) a written representation from such proposed nominee or nominees that they do not have, nor will they have, any undisclosed voting commitments or other arrangements with respect to their actions as a director; and (G) any other information reasonably requested by the Corporation. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. If a shareholder does not provide the information required by this Section 8(d) within ten (10) business days of the Corporation's request (but in no event later than five (5) business days before the date of the applicable shareholders meeting), then such shareholder's nomination shall be disregarded.
Notwithstanding the foregoing provisions of this Section 8(d), a shareholder must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 8(d). For purposes of this Section 8(d), “public announcement” means disclosure in a press release reported by a national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or furnished to shareholders. Nothing in this Section 8(d) will be deemed to affect any rights of shareholders to request inclusion of nominations in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.
At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given in accordance with Section 4 and (ii) if requested to be brought before the meeting by a shareholder, properly requested in accordance with Sections 3, 8(c) and 8(d) of this Article II.
The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Section 8 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he will so declare to the meeting and any such business will not be conducted or considered.
As used in these By-Laws, the terms “Interested Shareholder”, “Affiliate” and “Continuing Director” shall have the same respective meanings assigned to them in the Articles of Organization, as amended from time to time. Any determination of beneficial ownership of securities under these By-Laws shall be made in the manner specified in the Articles of Organization, as amended from time to time.
SECTION 9. No Shareholder Action by Written Consent. Subject to the rights of the holders of any series of preferred stock as set forth in the Articles of Organization to elect additional directors under specific circumstances or to consent to specific actions taken by the Corporation, any action required or permitted to be taken by the shareholders of the Corporation must be effected at an annual or special meeting of shareholders of the Corporation and may not be effected by any consent in writing by such shareholders.

ARTICLE III
DIRECTORS
SECTION 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors who may exercise all the powers and authority of the Corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws.
SECTION 2. Composition and Term. The Board of Directors shall be composed of: (a) those persons designated in the Articles of Organization of the Corporation, such persons to serve as Directors until the respective expiration dates of their terms as set forth therein and until their successors are elected and qualified; and (b) such other persons who may be elected as Directors from time to time as provided herein. Subject to the rights of the holders of any series of preferred stock as set forth in the Articles of Organization to elect Directors under specified circumstances, the number of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Board of Directors (provided that if at any time of such action there is an Interested Shareholder, a majority vote of the Continuing Directors then in office shall also be required), but shall consist of not fewer than three individuals. No decrease in the number of authorized Directors constituting the number of Directors shall shorten the term of a Director already in office. The Board of Directors shall be divided into three classes, such classes to be as nearly equal in number as practicable. One of such classes of Directors shall be elected annually by the shareholders. Except as otherwise provided in accordance with these By-Laws, the members of each class shall be elected for a term of three years and until their successors are elected and qualified. The staggered terms of office of the three classes of Directors will result in only approximately one-third of the Directors being elected each year.
SECTION 3. Director Nominations. Nominations of candidates for election as Directors at any annual meeting of shareholders may be made by, or at the direction of, a majority of the Board of Directors (unless there is an Interested Shareholder, in which case the affirmative vote of a majority of the Continuing Directors shall also be required) or by any shareholder entitled to vote at such annual meeting in accordance with Section 8 of Article II. Only persons nominated in accordance with the procedures set forth in these By-Laws shall be eligible for election as Directors at an annual meeting.
No person shall be elected as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3 or Section 8 of Article II. Ballots bearing the names of all the persons who have been nominated for election as Directors at an annual meeting in accordance with the procedures set forth in this Section 3 or Section 8 of Article II shall be made available for use at the annual meeting.
If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 3 or Section 8 of Article II, he shall so declare at the annual meeting and such nomination shall be disregarded. If there is an Interested Shareholder, any determinations to be made by the Board of Directors or a designated committee thereof pursuant to the provisions of this paragraph shall also require the concurrence of a majority of the Continuing Directors then in office.
SECTION 4. Qualification. Each Director shall have such qualifications as are required by applicable law. To the extent required by law, each Director, when appointed or elected, shall take an oath that he will faithfully perform the duties of his office. Any such oath shall be taken before a notary public or justice of the peace, who is not an officer of the Corporation, and a record of such oath shall be made a part of the records of the Corporation. Each Director shall currently or in the past have maintained a residence, business interest or had community involvement within the Commonwealth of Massachusetts or the State of New Hampshire. A majority of the members of the Board of Directors shall be citizens and residents of the Commonwealth of Massachusetts.

SECTION 5. Resignation. Any Director may resign at any time by written notice to the Chairman of the Board, the Chief Executive Officer or the Board of Directors. A resignation shall be effective when accepted by the Board of Directors.
SECTION 6. Removal. Any Director may be removed from office as provided in the Articles of Organization.
SECTION 7. Vacancies. Any vacancy occurring on the Board of Directors as a result of resignation, removal, death or increase in the authorized number of Directors may be filled by vote of a majority of the remaining Directors (unless there is an Interested Shareholder, in which case the affirmative vote of a majority of the Continuing Directors shall also be required). A Director elected to fill such a vacancy shall be elected to serve for the remainder of the full term of the class of Directors in which the vacancy occurred or the new directorship was created and until such director's successor has been elected and qualified.
SECTION 8. Compensation. The members of the Board of Directors and the members of either standing or special committees shall receive such compensation as the Board of Directors may determine. Directors who are also employees of the Corporation shall not receive compensation for serving on the Board of Directors.
SECTION 9. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law on the same date and at the same place as the annual meeting of shareholders; provided, however, if the Board of Directors is unable to meet at this time, then any business that it would have taken up at such meeting may be completed at its next regularly scheduled meeting or, at the discretion of the Board, at an earlier-called special meeting following such annual meeting of shareholders. The Board of Directors may provide the hour, date and place for the holding of regular meetings by resolution without other notice than such resolution. The Board of Directors shall meet at least once in each calendar quarter at a place or places fixed from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.
SECTION 10. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or a majority of the Directors, unless there is an Interested Shareholder, in which case by a majority of the Continuing Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the hour, date and place for holding a special meeting.
SECTION 11. Notice of Special Meetings. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary or an Assistant Secretary, or in the case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. In any case, it shall be deemed that sufficient notice has been given to a Director if notice is delivered to such Director at least forty-eight (48) hours before the meeting, which notice may be delivered by mail or personal hand delivery, by facsimile or other electronic transmission if actual receipt by the Director is confirmed, or by telephone if delivered by phone directly to the Director or if actual receipt by the Director of any message left by phone is confirmed, or such Director has actual knowledge of the date, time and place of a meeting at least forty-eight (48) hours before the meeting. Mail notices shall be addressed to a Director at the Director's usual or last known business or residence address. Notices given by facsimile or other electronic transmission or by telephone shall be addressed to a Director and transmitted to the Director's usual or last known business or residence fax number, electronic message address or telephone number. When any Board of Directors meeting, either regular or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for less than thirty days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned. A written waiver of notice executed before or after a meeting by a Director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. A Director's attendance at or participation in a meeting waives any required notice to the Director of the meeting unless the director at the beginning of the meeting, or promptly upon the Director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Unless otherwise require by law, the Articles of Organization or these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
SECTION 12. Quorum. A majority of the number of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 11 of this Article III. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.
SECTION 13. Action at a Meeting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by law, by the Articles of Organization or by these By-Laws.
SECTION 14. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent thereto is signed, or delivered to the Corporation by electronic transmission, by all the members of the Board of Directors or committee, as the case may be, and such written or electronically transmitted consent is filed with the records of the meetings of the Directors or committee in accordance with applicable law. Such consent shall be treated as a vote at a meeting for all purposes. Such consents may be executed in one or more counterparts or electronically delivered in individual transmissions from each of the members of the Board of Directors or committee, including any combination thereof so long as a consent is properly delivered by each Director or committee member, and, with respect to signed counterparts, not every member of the Board of Directors or committee need sign the same counterpart.
SECTION 15. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless: (1) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting business at the meeting; (2) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.
SECTION 16. Committees. The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more committees, including without limitation an executive committee, each committee to consists of not fewer than three members elected by the Board of Directors from among its members. The Board of Directors may delegate to an executive committee or such other committees some or all of its powers except those which by law, by the Articles of Organization or by these By-Laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the

Board of Directors. The Board of Directors may abolish any such committee at any time, subject to applicable law. Any committee to which the Board of Directors delegates any of its powers or duties shall keep written records of its meetings and shall report its actions to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.
SECTION 17. Manner of Participation. Members of the Board of Directors or of committees elected by the Board pursuant to Section 16 of this Article III may participate in meetings of the Board or of such committees by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person for all purposes with respect to any such meeting.
SECTION 18.    Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the shareholders, appropriate stock books and registers and such books of records and account as may be necessary for the proper conduct of the business of the Corporation.

ARTICLE IV
OFFICERS
SECTION 1. Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary and such other officers, including, without limitation a Chairman of the Board, a Vice Chairman, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer and one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine to be necessary or appropriate, from time to time, for the management of the Corporation. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.
SECTION 2. Appointment. The Chairman of the Board, any Vice Chairman, the President, the Chief Executive Officer and the Secretary will be appointed annually by the Board of Directors at the meeting of the Board of Directors held on the same date and at the same place as the annual meeting of the shareholders or at such other regularly scheduled or special meeting following such annual meeting as contemplated by Section 9 of Article III above or may otherwise be appointed by the Board of Directors at such time and from time to time as the Board may deem to be necessary or appropriate. All other officers of the Corporation may be appointed by the Board of Directors or by the Chief Executive Officer, if and to the extent that the authority for such has been granted by the Board of Directors to the Chief Executive Officer, at such time and from time to time as the Board or the Chief Executive Officer, as the case may be, shall deem to be necessary or appropriate. The Chief Executive Officer may in turn delegate any such authority to appoint officers that has been granted to him or her hereunder to such other person and on such basis as the Chief Executive Officer may determine; provided, however, that the authority to appoint members of the Corporation's executive management may not be further delegated by the Chief Executive Officer under any circumstances.
SECTION 3. Qualification. Any two or more offices may be held by any one person. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

SECTION 4. Tenure. Each officer shall hold office from the date of their respective appointments until his successor shall have been duly elected and qualified or until his death, resignation, retirement or removal. Any officer may resign at any time in accordance with such procedures for resignation as may be prescribed by the Corporation at any time and from time to time. Such resignation shall be effective upon the date thereof unless the resignation otherwise provides. Appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may, however, authorize the Corporation to enter into an employment contract with any officer in accordance with law, but no such contract right shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 5 of this Article IV.
SECTION 5. Removal. The Board of Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office; provided, however, that if at the time of such action there is an Interested Shareholder, such action shall in addition require a majority vote of the Continuing Directors then in office; and further provided, however, that such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the persons involved. If an officer has been appointed by the Chief Executive Officer, then such officer may also be removed with or without cause by the Chief Executive Officer.
SECTION 6. Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors or the Chief Executive Officer, if such officer has been appointed by the Chief Executive Officer, may designate another officer to act temporarily in place of such absent or disabled officer.
SECTION 7. Vacancies. A newly created office or a vacancy in any office may be filled for the Board of Directors or, if such newly created office or vacancy is with respect to an office that may otherwise be filled by appointment by the Chief Executive Officer, by the Chief Executive Officer.
SECTION 8. Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation's business.
SECTION 9. Chairman and Vice Chairman. The Chairman of the Board of Directors shall preside, when present, at all meetings of the Board of Directors and of the Corporation's shareholders. If the Chairman of the Board is absent from any meeting of the Board of Directors, then the Vice Chairman shall preside at such meeting of the Board of Directors. If both the Chairman of the Board and the Chief Executive Officer are absent from any meeting of the shareholders, then the Vice Chairman shall preside at such meeting of the shareholders. The Chairman of the Board and the Vice Chairman may also have such other powers and perform such other duties, if any, as the Board of Directors may from time to time designate.
SECTION 10. The President. Unless the Board of Directors shall otherwise provide, the President shall serve in the capacity of Chief Executive Officer. If the President does not serve in such capacity, then the President shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.
SECTION 11. Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Treasurer and Other Officers. Any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer and any other officers whose powers and duties are not otherwise specifically provided for herein shall have such powers and shall perform such duties as are customarily incident to such office and as the Board of Directors or the Chief Executive Officer may from time to time designate.
SECTION 12. Secretary and Assistant Secretaries. The Secretary or, in the absence of the Secretary, any Assistant Secretary shall keep a record of the meetings of shareholders and a record of the meetings of the Board of Directors. Otherwise a Temporary Secretary designated by the person presiding at the meeting shall perform the Secretary's duties. Unless the Board of Directors shall otherwise designate, the Secretary shall also serve as the Corporation's registered agent for all purposes required by law.
ARTICLE V
CAPITAL STOCK
SECTION 1. Certificates of Stock. The capital stock of the Corporation, or any class or series thereof, shall be represented by certificates, shall be uncertificated as evidenced by the book entry system maintained by the Corporation's transfer agent or registrar of such shares of capital stock, or any class or series thereof, or a combination of both, as provided under Massachusetts law. To the extent shares of capital stock, or any class or series thereof, are represented by certificates, such certificates shall be in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed either manually or in facsimile by (i) the Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President and (ii) the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of capital stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of capital stock shall contain such legend with respect thereto as is required by law.
SECTION 2. Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may only be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefore properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation.
SECTION 3. Record Holders. Except as otherwise required by law, by the Articles of Organization or by these By-Laws, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws. It shall be the duty of each shareholder to notify the Corporation of his post office address.
SECTION 4. Record Date. The Board of Directors may fix in advance a time of not more than seventy (70) days before the date of any meeting of the shareholders or the date for the payment of any dividend or the making of any distribution to shareholders or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case, only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date, the Board of Directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed or the transfer books are not closed, (a) the record date for determining shareholders having the right to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining shareholders for any other purpose shall be at the close of business on the date on which the Board of Directors acts with respect thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of shareholders entitled to notice of such adjournment or postponed meeting, and in such case shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote in accordance herewith at the adjourned or postponed meeting.
SECTION 5. Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors or any financial officer may prescribe in its, his or her sole discretion.
ARTICLE VI
INDEMNIFICATION
SECTION 1. Definitions. For purposes of this Article: (a) “Officer” means any person who serves or has served as a Director of the Corporation or in any other office filled by election or appointment by the shareholders or the Board of Directors and any heirs or personal representatives of such person; (b) “Non-Officer Employee” means any person who serves or has served as an employee of the Corporation but who is not or was not an Officer and any heirs or personal representatives of such person; (c) “Proceeding” means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency and any claim which could be the subject of a Proceeding; and (d) “Expenses” means any liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees or other disbursements reasonably incurred in a Proceeding.
SECTION 2. Officers. Except as provided in Sections 4 and 5 of this Article VI, each Officer of the Corporation shall be indemnified by the Corporation against all Expenses incurred by such Officer in connection with any Proceedings in which such Officer is involved as a result of serving or having served (a) as an Officer or employee of the Corporation; (b) as a director, officer or employee of any corporation, organization, partnership, joint venture, trust or other entity the majority of the equity of which is owned by the Corporation; or (c) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Board of Directors.
SECTION 3. Non-Officer Employees. Except as provided in Sections 4 and 5 of this Article VI, each Non-Officer Employee of the Corporation may, in the discretion of the Board of Directors, be indemnified against any or all Expenses incurred by such Non-Officer Employee in connection with any Proceeding in which such Non-Officer Employee is involved as a result of serving or having served (a) as a Non-Officer Employee of the Corporation; (b) as a director, officer or employee of any corporation, organization, partnership, joint venture, trust or other entity the majority of the equity of which is owned by the Corporation; or (c) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Corporation.
SECTION 4. Service at the Request or Direction of the Board of Directors. No indemnification shall be provided to an Officer or Non-Officer Employee with respect to serving or having served in any of the capacities described in Section 2(c) or 3(c) above unless the following two conditions are met: (a) such service was requested or directed in each specific case by vote of the Board of Directors prior to the occurrence of the event to which the indemnification relates, and (b) the Corporation maintains insurance coverage for the type of indemnification sought. In no event shall the Corporation be liable for indemnification under Section 2(c) or 3(c) for any amount in excess of the proceeds of insurance received with respect to such coverage as the Corporation in its discretion may elect to carry. The Corporation may but shall not be required to maintain insurance coverage with respect to indemnification under Section 2(c) or 3(c) above.

Notwithstanding any other provision of this Section 4, the Board of Directors may provide an Officer or Non-Officer Employee with indemnification under Section 2(c) or 3(c) above as to a specific Proceeding even if one or both of the two conditions specified in this Section 4 have not been met and even if the amount of the indemnification exceeds the amount of the proceeds of any insurance which the Corporation may have elected to carry, provided that the Board of Directors in its discretion determines it to be in the best interests of the Corporation to do so.
SECTION 5. Good Faith. Nothing hereinbefore to the contrary, no indemnification shall be provided to an Officer or to a Non‑Officer Employee with respect to a matter as to which such person shall have been adjudicated in any Proceeding not to have acted in good faith in the reasonable belief that the action of such person was in the best interests of the Corporation. In the event that a Proceeding is compromised or settled so as to impose any liability or obligation upon an Officer or Non‑Officer, no indemnification shall be provided to said Officer or Non‑Officer Employee with respect to a matter if there be a determination that with respect to such matter such person did not act in good faith in the reasonable belief that the action of such person was in the best interests of the Corporation; provided, however, the Corporation shall have no obligation to indemnify any Officer or Non-Officer Employee, whether or not such person satisfied the standard of conduct set forth in this section, with respect to any Proceeding in which (i) such person was, is or is threatened to be named a defendant or respondent, (ii) the Corporation is a claimant and (iii) a majority of the Board of Directors authorized the Corporation to act in the capacity of a claimant with respect to such person. The determination shall be made by a majority vote of those Directors who are not involved in such Proceeding. However, if more than half of the Directors are involved in such Proceeding, the determination shall be made by a majority vote of a committee of three disinterested Directors chosen by the disinterested Directors at a regular or special meeting. If there are less than three disinterested Directors, the determination shall be based upon the opinion of the Corporation's regular outside counsel, unless such counsel has been involved in any way in such Proceeding or in any matter that is the subject of or otherwise related in any way to such Proceeding, in which case the determination shall be based upon the opinion of an independent outside counsel that has no such prior involvement in the Proceeding or any related matter.
SECTION 6. Prior to Final Disposition. To the extent authorized by the Board of Directors, by the committee of Directors referred to in Section 5 of this Article VI or by the opinion of the counsel referred to in such Section 5, any indemnification provided for under this Article VI may include payment by the Corporation of Expenses incurred in defending a Proceeding in advance of the final disposition of such Proceeding upon receipt of an undertaking by the Officer or Non-Officer Employee seeking indemnification to repay such payment if such Officer or Non-Officer Employee shall be adjudicated or determined to be not entitled to indemnification under this Article VI.
SECTION 7. Insurance. The Corporation may purchase and maintain insurance to protect itself and any Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Officer or Non-Officer Employee, or arising out of any such status, whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of this Article VI.
SECTION 8. Other Indemnification Rights. Nothing in this Article VI shall limit any lawful rights to indemnification existing independently of this Article VI.
SECTION 9. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article VI with respect to any Proceeding arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation.

SECTION 10. Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each indemnitee as to any expenses (including reasonable attorneys' fees), judgments, fines, liabilities, losses, and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.
SECTION 11. Subsequent Legislation. If the Massachusetts General Laws, or any successor statutory provisions, are amended after adoption of this Article VI to expand further the indemnification permitted to an indemnitee, then the Corporation shall indemnify all such persons to the fullest extent permitted by the Massachusetts General Laws, or any successor statutory provisions, as so amended.

ARTICLE VII
MISCELLANEOUS PROVISIONS
SECTION 1. Amendment of By-Laws. These By-Laws may be adopted, altered, amended, changed or repealed as provided in the Articles of Organization.
SECTION 2. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall be the twelve months ending December 31 or on such other date as may be required by law.
SECTION 3. Seal. The Corporation is not obligated to have a seal, but the Board of Directors shall have power, in its discretion, to adopt and to alter the seal of the Corporation.
SECTION 4. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without Board of Directors' action may be executed on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors or the Executive Committee may authorize.
SECTION 5. Voting of Securities. Unless otherwise provided by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or the Treasurer may waive notice of and act on behalf of the Corporation, or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution, at any meeting of shareholders of any other organization, any of whose securities are held by the Corporation. Any person or persons authorized or otherwise designated in the manner provided herein shall have full right, power and authority to vote any shares of stock issued by another corporation in the name of the Corporation.
SECTION 6. Articles of Organization. All references in these By-Laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the Corporation, as may be amended and/or restated and otherwise in effect from time to time.